UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 11, 2010

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 12, 2010, Authentidate Holding Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with selected institutional and accredited investors (the “Investors”) to sell and issue $5.0 million of units of its securities in a private placement under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder (the “Private Placement”). In the aggregate, the Company agreed to sell 1,250,000 units of securities, at a price of $4.00 per unit, with the units consisting of a total of 7,500,000 shares of common stock, 1,250,000 shares of Series C 15% Convertible Redeemable Preferred Stock (the “Preferred Stock”), and warrants to purchase an additional 6,250,000 shares of common stock (the “Warrants”). Each individual unit consists of six shares of common stock, one share of preferred stock and five warrants. The transaction closed on October 13, 2010. The Company received net proceeds at the closing of the Private Placement of approximately $4.5 million after the deduction of offering expenses.

The Preferred Stock

The Company issued a total of 1,250,000 shares of Preferred Stock. Each share of Preferred Stock has a stated value of $1.60 per share, and, subject to the rights of the Company’s senior securities, has the following rights: (i) to receive dividends which accrue at the rate of 15% per annum payable in shares of Common Stock upon conversion or in cash upon redemption; (ii) to convert into shares of Common Stock determined by dividing the stated value, plus accrued and unpaid dividends, by the Conversion Price, which is initially $0.40; (iii) to receive a liquidation preference equal to the sum of the stated value of each share of Preferred Stock, plus any accrued but unpaid dividends; and (iv) unless converted, to be redeemed by the Company 18 months from the date of issuance at a redemption price equal to the 102.5% of the stated value of the Preferred Stock, plus any accrued but unpaid dividends. Conversion of the shares of Preferred Stock is subject to the approval of the Company’s stockholders in accordance with the Listing Rules of the Nasdaq Stock Market. If the Company’s shareholders approve the conversion, the aggregate stated value of the shares of Preferred Stock will automatically convert into 5,000,000 shares of common stock.

The Warrants

Commencing on the six month anniversary of the closing, the Warrants will be exercisable for shares of the Company’s common stock at an exercise price of $0.70 per share for a period of 54 months and will be exercisable for cash or by net exercise in the event that there is no effective registration statement covering the resale of the shares of common stock underlying the Warrants. No Investor is permitted to exercise a Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Investor would exceed 19.99% of the number of shares of common stock then issued and outstanding, unless the Company’s shareholders have approved such issuance.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) within 45 days from closing to register the resale of the shares of Common Stock to be issued at closing and the shares of common stock underlying the Preferred Stock and the Warrants (collectively the “Registrable Securities”). The Company also agreed to use its best efforts to have the registration statement declared effective as promptly as possible after the filing thereof, but in any event within 90 days from the filing date.

In the event (i) the registration statement has not been filed by the agreed upon filing date, (ii) an acceleration request has not been filed within five trading days of the date which the Company is notified that the registration statement will not be reviewed by the Commission staff or is not subject to further review and comment by the Commission staff, (iii) the registration statement has not been declared effective by required effectiveness date, or (iv) it ceases to remain continuously effective as required by the Registration Rights Agreement (each such event, a “Registration Default”), then the Company has agreed to pay each Investor as liquidated damages an amount equal to 1.0% of the purchase price paid by each such Investor with respect to any Registrable Securities then held and not registered pursuant to an effective registration statement, per 30-day period or portion thereof during which the Registration Default remains uncured thereafter, subject to a limitation of 6% per Registration Default. In addition, the Company agreed to keep the Registration Statement continuously effective until the earlier to occur of (i) the date after which all of the Registrable Shares registered thereunder shall have been sold and (ii) the date on which 100% of the Registrable Securities covered by such Registration Statement may be sold without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The Company retained C.K. Cooper & Co., Inc. (“CKCC”) to act as the sole placement agent on a “best efforts” basis with respect to this Private Placement. Under the terms of the Company’s engagement letter with CKCC, the Company agreed to pay CKCC an aggregate fee equal to 7.5% of the gross proceeds from the sale of the securities in the Private Placement, provided that if any securities are issued and sold to certain investors previously identified by us, then they shall rebate back to us an aggregate of 5.0% of its commission with respect to securities sold to those particular investors. We also agreed to reimburse the placement agent for the expenses incurred by it in connection with this offering, with such reimbursement not to exceed $75,000 in the aggregate.

The foregoing summaries of the terms of the Purchase Agreement, the Registration Rights Agreement, the Warrant and Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock (the “Certificate of Designation”) are subject to, and qualified in their entirety by, the Securities Purchase Agreement, the Registration Rights Agreement, the form of Common Warrant and Certificate of Designation, which are filed as exhibits to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” regarding the Private Placement is incorporated herein by reference.

Based in part upon the representations of the Investors in the Purchase Agreement, the shares of Common Stock, Preferred Stock and the Warrants were offered and sold in a private placement to institutional and accredited investors without registration under the Securities Act, and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The securities sold in the Private Placement may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 11, 2010, in connection with the Private Placement, the Company filed the Certificate of Designation with the Delaware Secretary of State for the Preferred Stock, which authorizes the issuance of the shares of Preferred Stock to be issued in the Private Placement. The information contained in “Item 1.01. Entry into a Material Definitive Agreement” regarding the Preferred Stock is incorporated herein by reference.

Item 8.01	Other Events

On October 13, 2010, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the Private Placement. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include any event that would cause the Company or the investors to breach any of their representations and warranties under the purchase agreement. Additional risk factors are identified in the Company’s SEC filings, including the Forms 10-Q and 10-K and in other SEC filings. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock

10.1	Form of Securities Purchase Agreement dated October 12, 2010 by and among Authentidate Holding Corp. and the Investors named therein

10.2	Form of Registration Rights Agreement dated October 12, 2010 by and among Authentidate Holding Corp. and the Investors named therein

99.1	Press Release of Authentidate Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
	Name:	O’Connell Benjamin
	Title:	President

Date: October 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

4.2	Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock

10.1	Form of Securities Purchase Agreement dated October 12, 2010 by and among Authentidate Holding Corp. and the Investors named therein

10.2	Form of Registration Rights Agreement dated October 12, 2010 by and among Authentidate Holding Corp. and the Investors named therein

99.1	Press Release of Authentidate Holding Corp.